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Exhibit 4.15

AMENDED AND RESTATED GUARANTEE

        THIS AMENDED AND RESTATED GUARANTEE dated as of April 11, 2003 (this "Guarantee"), among Eurofuels, LLC, Eurostar Industries LLC, Huntsman EA Holdings LLC, Huntsman International Financial LLC, Huntsman Propylene Oxide Holdings LLC, Huntsman Texas Holdings LLC, each a limited liability company organized under the laws of the State of Delaware; and Huntsman Ethyleneamines Ltd., a limited partnership organized under the laws of Texas; Huntsman International Fuels, L.P., a limited partnership organized under the laws of Texas; Huntsman Propylene Oxide Ltd., a limited partnership organized under the laws of Texas; Tioxide Americas Inc., a company incorporated under the laws of the Cayman Islands; and Tioxide Group, an Unlimited Company organized under the laws of the United Kingdom; each a Guarantor as defined under the Indenture, dated as of March 21, 2002 among Huntsman International LLC, a limited liability company organized under the laws of Delaware, the above listed parties (each a "Guarantor"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), as amended or supplemented (the "Indenture"), amends and restates the Guarantee dated as of March 21, 2002 (the "Original Guarantee") among the Guarantors.

        For value received, the undersigned hereby unconditionally guarantees, on a senior basis, as principal obligor and not only as a surety, to each Holder of a Note the cash payments in the currency in which such Note is denominated of principal of, premium, in any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee remains effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all other the other provisions of the Indenture to which this Guarantee relates.

        THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

        IN WITNESS WHEREOF, each guarantor has caused its Guarantee to be duly executed.

Date: April 11, 2003

GUARANTORS:
EUROFUELS LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
EUROSTAR INDUSTRIES LLC
By:	/s/ KIMO ESPLIN Name: J. Kimo Esplin Title: Vice President
HUNTSMAN EA HOLDINGS LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
HUNTSMAN ETHYLENEAMINES LTD., by its following General Partner: Huntsman EA Holdings LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
HUNTSMAN INTERNATIONAL FINANCIAL LLC
By:	/s/ KIMO ESPLIN Name: J. Kimo Esplin Title: Executive Vice President & CFO
HUNTSMAN INTERNATIONAL FUELS, L.P., by its following General Partner: Eurofuels LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President

HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
HUNTSMAN PROPYLENE OXIDE LTD., by its following General Partner: Huntsman Propylene Oxide Holdings LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
HUNTSMAN TEXAS HOLDINGS LLC
By:	/s/ SEAN DOUGLAS Name: Sean Douglas Title: Vice President
TIOXIDE AMERICAS INC.
By:	/s/ KIMO ESPLIN Name: J. Kimo Esplin Title: Director
TIOXIDE GROUP
By:	/s/ KIMO ESPLIN Name: J. Kimo Esplin Title: Director

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  Exhibit 4.15